Exhibit 99.03
AMENDMENT NUMBER THREE TO THE
BAKER & HOSTETLER LLP DEFINED CONTRIBUTION PLAN AND TRUST
PROTOTYPE BASIC PLAN DOCUMENT AND
NONSTANDARDIZED PROFIT SHARING ADOPTION AGREEMENT #001
          WHEREAS, the Sponsoring Employer identified below maintains the Plan identified below through the adoption of the Adoption Agreement for the Baker & Hostetler LLP Prototype Plan, Nonstandardized Profit Sharing Plan and Trust (the “Adoption Agreement”) and the Basic Plan Document #001 (“Basic Plan Document”);
          WHEREAS, effective for mandatory cash-outs, as defined by Internal Revenue Code (“Code”) Section 411(a)(11), in excess of $1,000 and that occur on and after March 28, 2005, the “automatic rollover rule” of Code Section 401(a)(31)(B), as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), shall apply to all tax-qualified plans;
          WHEREAS, Internal Revenue Service (“IRS”) Notice 2005-5 provides guidance with respect to the implementation of the automatic rollover rule and for the adoption of good faith amendments in compliance with certain provisions of EGTRRA and the EGTRRA remedial amendment period provided in IRS Notice 2001-42, as modified by IRS Notice 2001-56 and extended by Revenue Procedure 2004-25;
          WHEREAS, Section 12.1[a][1] of the Basic Plan Document permits the Sponsoring Employer, at any time, to amend the Plan with respect to the variable options set forth in the Adoption Agreement by delivering to the Trustee signed copies of an amended Adoption Agreement, and that such an amendment shall not adversely affect the prototype status of the Plan;
          WHEREAS, Section 12.1[b] of the Basic Plan Document permits Baker & Hostetler LLP (the “Prototype Sponsor”), at any time, to make general amendments to the Basic Plan Document and/or the Adoption Agreement with appropriate notice to the Sponsoring Employer;
          NOW THEREFORE, the Sponsoring Employer hereby amends the Plan by changing certain options previously selected in the Adoption Agreement effective as of the date indicated herein, and hereby accepts the Prototype Sponsor’s amendment of the Basic Plan Document. Further, the Prototype Sponsor hereby amends the Basic Plan Document by the provision provided herein, effective as of the date indicated herein, which such amendment is intended as good faith compliance with the requirements of Code Section 401(a)(31)(B), and is materially identical in substance to the model amendment provided in Notice 2005-5, and is to be construed in accordance with EGTRRA and subsequent related guidance.

IDENTIFICATION OF THE SPONSORING EMPLOYER AND THE PLAN
1.	Name of the Sponsoring Employer: Cardinal Health 414, Inc.

2.	Business address: 7000 Cardinal Place

(Street Address)

Dublin	Ohio	43017

(City)	(State)	(Zip Code)
3.	Business telephone number: (614) 757-5000

4.	Business entity: ☑ C. Corp. ☐ S. Corp. ☐ Partnership ☐ Sole Proprietorship ☐ Tax-Exempt Entity ☐Limited Liability Company ☐ Other:

5.	Employer tax identification number (EIN): 85-0229124

6.	Plan number: 002

7.	The Plan name is : Syncor International Corporation Employees’ Savings and Stock Ownership Plan

8.	Effective Date of Amendment Number Three: The elective option amended by the Sponsoring Employer and the amendment to the Basic Plan Document in this Amendment Number Three shall be effective with respect to distributions made on or after the dates indicated herein, and shall apply to Adoption Agreement #001, adopted by the Adopting Employer effective as of August 1, 2003 [indicate the effective date of the last restatement of the entire Adoption Agreement, such as January 1, 1997].
AMENDMENT NUMBER THREE
Adoption Agreement #001 Provisions
1.	Item XII.A. of the Adoption Agreement shall be revised to reflect the changes required by Code Section 401(a)(31)(B) (relating to automatic rollovers) to read as follows:
A.	Post-Termination of Employment Mandatory Cash-Outs.
1.	Mandatory Cash-Out Limits and Automatic Rollover Provisions. On and after March 28, 2005 [enter a date not later than March 28, 2005], the total vested Account balance shall be distributed in a lump sum or rollover to an individual retirement account, regardless of optional form of benefit selected below, subject to the mandatory cash-out limit selected herein (select one):

☐ Cash-Out Limit in Excess of $1,000 and Implementation of Automatic Rollover Provisions. The dollar limitation for mandatory cash-outs of Accounts shall be $                                         (not to exceed $5,000). The provisions of Section 9.1[b] of the Basic Plan Document requiring automatic rollover provisions shall be applicable for all distributions in excess of $1,000. For purposes of determining whether an Account exceeds the $5,000 (or selected) limit, distributions after January 1, 2002 (indicate a date no earlier than January 1, 2002), the present value of the Account ☐ will ☐ will not include any rollover contributions (as defined in Section 4.4[c] of the Basic Plan Document and permitted by Item V.C. of the Adoption Agreement as modified by Amendment Number One) and earnings attributable thereto.

☑	Cash-Out Limit of $1,000 or Less. The dollar limitation for mandatory cash-outs of Accounts shall be $ 1,000 (not to exceed $1,000) for (select one):☐ Participants only or ☑ Participants, Beneficiaries and alternate payees (as defined in Code Section 414(p)). For purposes of determining whether an Account exceeds the $1,000 limit, rollover contributions (as defined in Section 4.4[c] of the Basic Plan Document and permitted by Item V.C. of the Adoption Agreement) and earnings attributable thereto shall be taken into account.

☐	No Cash-Out Limit. As of March 28, 2005, the Plan will no longer permit the distribution of an Account without Participant or Beneficiary consent.
2.	Timing of Mandatory Cash-Out Distributions. Distribution of the Participant’s Account will be distributed within an administratively reasonable period of time after: (Select all, some or none)
☑ a.	the Participant’s termination of employment.

☐ b.	the last day of the Plan Year in which the Participant’s termination of employment occurs.

☐ c.	the valuation date next following the Participant’s termination of employment.

☐ d.	the Participant attains Normal Retirement Age (or early retirement age, if any) under the Plan.

☑ e.	the Participants suffers a Total Disability.

☑ f.	the death of the Participant.

☐ g.	the last day of the Plan Year in which the Participant incurs a _________-year Break in Service, if the Participant’s employment terminated other than by death, Total Disability or after attainment of Normal Retirement Age (or early retirement age, if any) under the Plan.

☐ h.

(This election may be used to select a date or criteria necessary to preserve an optional form of benefit under Code Section 411(d)(6). Choose some other objective date or other criteria that precludes the Plan Administrator’s or Employer’s exercise of discretion as prohibited under§1.411(d)-4 of the Income Tax Regulations).
Basic Plan Document Provisions
The Prototype Sponsor hereby amends Section 9.1[b] of the Basic Plan Document by the addition of a new paragraph at the end thereof, to require automatic rollovers for certain mandatory cash-outs as defined therein that exceed $1,000, which such new paragraph shall read as follows:
     “Effective for distributions occurring on or after March 28, 2005, in the event of a mandatory cash-out (to the extent required by Section 9.1[b] of the Basic Plan Document and as elected in Item A of Article XII of the Adoption Agreement) that is greater than $1,000 (including any portion of the Account Balance that is attributable to rollover contributions (and earnings allocable thereto) as defined in Section 4.4[c] of the Basic Plan Document), if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover, as provided by Section 9.7 of the Basic Plan Document, or to receive the distribution directly in a lump sum, then such distribution will be paid in the form of a Direct Rollover to the Individual Retirement Plan designated by the Plan Administrator in a manner consistent with Code Section 401(a)(31)(B) and related regulations or other applicable published guidance. To the extent that the election in Item A is limited to Participants, the Accounts of Beneficiaries and alternate payees (as defined in Code Section 414(p)), shall remain subject to the general cash-out provisions set forth with this Section.”
The Adoption Agreement and the Basic Plan Document remain otherwise unchanged.

SIGNATURES
     The Sponsoring Employer and any Additional Adopting Employers, by their appropriate officers or representatives duly authorized, have caused this Amendment Number Three to be executed as of the date indicated below:

PROTOTYPE SPONSOR:		SPONSORING EMPLOYER:

Amendment Approved by:
BAKER & HOSTETLER LLP		Cardinal Health, Inc.
(Name of Sponsoring Employer)

By	/s/ Georgeann G. Peters
Baker & Hostetler LLP
3200 National City Center		By	/s/ Susan M. Nelson
1900 E. Ninth Street
Cleveland, Ohio 44114-3485		Title	SVP Total Rewards
(216) 621-0200
		Date	12/16/05

And by
Baker & Hostetler LLP
Capitol Square, Suite 2100
65 East State Street
Columbus, Ohio 43215-4260
(614) 228-1541